Exhibit 99.2

Toronto Stock Exchange Puts Firstgold on Delisting Review

April 24, 2009, Cameron Park, CA - Firstgold Corp. (TSX: FGD, OTCBB: FGOC) (the “Company”) received notice from the  Toronto Stock Exchange (“TSX”) on April 23, 2009  that the TSX is reviewing the common shares  of the Company with respect to meeting the continued listing requirements for the TSX.  The Company has been granted 30 days in which to regain compliance with these requirements, pursuant to the Remedial Review Process. At the end of the 30 day period, the TSX will determine if the Company is in compliance with listing standards and if not, could proceed with delisting the Company’s shares.

Steve Akerfeldt, Firstgold Chairman and CEO commented, “As we indicated in our most recent press release we are actively reviewing with our advisors all options with respect to the sale and or merger of Firstgold. We do not believe this notice will have any material impact on our discussions and /or current negotiations. We would hope to be in a position to regain compliance within the allotted time of the review period.”

 Firstgold has also received the resignation of Kevin Bullock as a director of the Company effective April 23, 2009. “ Kevin was brought on to assist our oversight in bringing the Relief Canyon property into production, at this point as we move into a financial focus and a corporate sale or restructuring he feels his value would be limited and given his time constraints feels this step was necessary. While we regret this decision we understand Kevin’s rationale and want to thank him for assisting in our development this past year” said Steve Akerfeldt.

“As you can expect the recent news release has accelerated interest in the Company. Our advisor Haywood Securities is dealing with a number of interested parties and we remain hopeful that a transaction can be created to allow us to repay our creditors and preserve the value of our assets. We have until April 29th,, not the 27th as previously reported, to respond to our lenders default notice and we have options available to us whether through discussion or court action that could extend this time period . We are committed to finding a positive resolution to our current situation and will continue to bring new developments forward to our shareholders as appropriate in the circumstances”

Over the last 24 months Firstgold has spent $16 million developing a processing facility at Relief Canyon, located outside Lovelock Nevada, on the site of the previously producing Pegasus Gold Mine. Firstgold currently leases over 10,000 acres of prime exploration property in Nevada. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp. will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp.'s Form 10-KSB and in Firstgold Corp.'s 10-QSBs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K and 10-Q’s which may be obtained from the SEC, or from their website at http://www.sec.gov/edgar.html

Website: www.FirstgoldCorp.com
Email: info@firstgoldcorp.com
Phone: Scott Dockter - (888) 904-6531